EXHIBIT 10.81

NAVISTAR INTERNATIONAL CORPORATION

RESTORATION STOCK OPTION AGREEMENT SUPPLEMENT

1.	This option shall be treated as a Nonqualified Stock Option. The option is granted under the terms of the Navistar International Corporation 2004 Performance Incentive Plan, as may be amended from time to time (the “Plan”), as indicated in the Restoration Stock Option Award Agreement (the “Award Agreement”). This restoration option is granted with respect to the exercise of another option held by the optionee that was previously granted under the Plan prior to December 16, 2008, (other than an option that is a restoration option granted with respect to a non-restoration option granted before June 21, 2000 or an option that is an Incentive Stock Option), or granted under another plan of Navistar International Corporation (the “Corporation”), for which the optionee has agreed to make a restoration exercise (the “Original Option”). This restoration option relates to the number of shares for which the Original Option was exercised that represent: i) the purchase price paid on exercise of the option, and, ii) the amount of withholding tax (at the minimum applicable rates) for all taxes other than the Social Security (OASDI) portion of FICA (including withholding tax that will be due on a deferred exercise). The optionee will make such an agreement to make a restoration option exercise by notifying the Secretary of his intention to make a restoration option exercise of a designated option, paying the option price by the transfer of shares of common stock of the Corporation as provided by the Secretary, and paying the withholding tax by cash, by the Corporation withholding shares, or by the transfer of shares of common stock of the Corporation as provided by the Secretary, providing such additional information as requested by the Secretary, and by executing the Award Agreement.

The term of the option shall be the remaining term of the Original Option, or such shorter period as is prescribed in the Plan, but not after the remaining term of the Original Option. The option shall be exercisable at the earlier of: i) six months from the date of grant, or, ii) one month prior to the expiration of the Original Option. The option may be exercised, at any time or from time to time during said term, as to all full shares that have become so purchasable. Except as otherwise provided in the Plan, the option may not be exercised unless the optionee shall, at the time of exercise, remain an employee or consultant respectively, of the Corporation or a subsidiary thereof. The optionee shall have none of the rights of a shareowner with respect to any of the shares of Common Stock subject to the option until such shares shall be issued upon the exercise of the option and delivered to the optionee.

2.	The option shall not be transferable otherwise than by will or the laws of descent and distribution, and the option shall be exercisable, during the lifetime of the optionee, only by the optionee. Without limiting the generality of the foregoing, the option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the option shall be null and void and without effect.

3.

The optionee agrees that he will not transfer the profit shares received on exercise of the Original Option for a period of three (3) years form date of exercise of the Original Option. However, this restriction on transfer will terminate if the optionee terminates employment or service by reason of death, total and permanent disability, or a Qualified Retirement. The optionee acknowledges and agrees that as additional means to enforce this transfer restriction the Corporation may legend such stock to advise holders of this restriction, hold the stock in the Corporation’s offices, or otherwise take action it deems appropriate to enforce the transfer restriction. The transfer restriction established by this paragraph shall not prevent the transfer of the shares to the Corporation in payment of the option price on another option, if such transfer is permissible under the other option. The transfer restriction shall not prevent the restricted shares obtained through a restoration option exercise from being considered toward fulfillment of any stock ownership requirement under the Corporation’s Executive Stock Ownership Program as permitted by the Corporation. Subject to

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the provisions of the Plan, the option will terminate if the optionee terminates employment or service with the Corporation, including its subsidiaries, otherwise than by reason of death, total and permanent disability or a Qualified Retirement. Any option which did not become exercisable and which cannot become exercisable under the terms of the option, and any option that ceased to be exercisable and cannot again become exercisable under the terms of the option shall terminate.

4.	If all or any portion of the option is exercised subsequent to any stock dividend, stock split, recapitalization, combination or exchange of shares, reorganization (including, but not limited to, merger or consolidation), liquidation or other event occurring after the date hereof, as a result of which any shares or other securities of the Corporation or any other entity (including, but not limited to, any subsidiary of the Corporation) shall be issued in respect of the outstanding shares of Common Stock, or shares of Common Stock shall be changed into the same or a different number of shares or other securities of the same or any other class or classes, the person or persons so exercising the option shall receive, for the aggregate price paid upon such exercise, the class and aggregate number of shares or other securities which, if shares of Common Stock (as authorized at the date hereof) had been purchased on the date hereof for the same aggregate price (on the basis of the price per share) and had not been disposed of, such person or persons would be holding at the time of such exercise as a result of such purchase any and all such stock dividends, stock splits, recapitalizations, combinations or exchanges of shares, reorganizations, liquidations or other events. In the event of any corporate reorganization, separation or division (including, but not limited to, split-up, split off, spin-off or sale of assets) as a result of which any cash or shares or other securities of any entity other than the Corporation (including, but not limited to, any subsidiary of the Corporation), shall be distributed in respect of the outstanding shares of Common Stock, a committee of the Board shall make such adjustments in the terms of the option (including, but not limited to, the number of shares covered and the purchase price of such shares) as it may deem appropriate to provide equitably for the optionee’s interest in the option. Upon any adjustment as aforesaid, the minimum number of full shares that may be purchased upon any exercise of the option as specified in paragraph 1 shall be adjusted proportionately. No fractional shares shall be issued upon any exercise of the option, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.

5.

Subject to the terms and conditions contained herein, in the Award Agreement and the Plan, the option may be exercised by giving notice as provided in instructions issued by the Secretary for the exercise of options generally, which instructions may provide for the use of agents, including stock brokers, to effect exercise of options, or in the absence of such instructions, by written notice to the Secretary of the Corporation at the location of its principal office at the time of exercise, which is currently located at 4201 Winfield Road, Warrenville, Illinois 60555. Such notice shall state the election to exercise the option and the number of shares in respect of which it is being exercised, shall be signed by the person or persons so exercising the option and shall be accompanied by instructions to the Secretary to exercise, in whole or in part, through a cashless exercise, net-exercise (as defined in the Plan), or other arrangements through agents, including stockbrokers, under arrangements established by the Corporation for the exercise of the option, or, if not covered by such instructions, for payment of the full purchase price of said shares by cash, including a personal check made payable to the Corporation, or by delivering at fair market value on the date of exercise unrestricted Common Stock already owned by the optionee, or by any combination of cash and Common Stock, and in either case, by payment to the Corporation of any withholding tax. Shares which otherwise would be delivered to the holder of an option may be delivered, at the election of the holder, to the Corporation in payment of Federal, state and/or local withholding taxes due in connection with an exercise. In no event may successive simultaneous pyramiding be used to exercise an option. A certificate or certificates representing said shares shall be delivered as soon as practicable after the notice shall be received by the Corporation. The certificate or certificates for the shares as to which the option shall have been so exercised shall be registered in the name of the person or persons so exercising the option and shall be delivered as aforesaid to or upon the written order of the person or persons exercising the option. In the event the option shall be exercised, pursuant to paragraph 4 hereof, by any person or persons other than the optionee, such notice shall be accompanied by appropriate proof of the right of such person or the persons to exercise the option. The date of exercise of the option shall be the date on which the aforesaid written

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notice, properly executed and accompanied as aforesaid, is received under the Secretary’s instructions or by the Secretary. The payment due to the optionee upon exercise of the option will be settled solely in Common Stock. All shares that shall be purchased upon the exercise of the option as provided herein shall be fully paid and non-assessable.

6.	The Corporation shall at all times during the term of the option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements contained herein, in the Award Agreement and in the Plan, shall pay all original issue and/or transfer taxes with respect to the issue and/or transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto. If the Plan pursuant to which the option is exercised provides that only treasury stock will be used to satisfy the requirements of the option, only treasury stock that has been listed on the exchange will be used.

7.	As used herein, the term “subsidiary” shall mean any present and future subsidiary of the Corporation, and the term “Common Stock” shall mean the class of stock designated “Common Stock” in the Certificate of Incorporation of the Corporation.

8.	The terms and conditions contained herein and in the Award Agreement shall be subject to and governed by the terms of the Plan, a copy of which is being delivered herewith to the optionee. If there are any inconsistencies or conflicts between the Award Agreement, this Supplement, and the Plan, the terms of the Plan will control and govern. Optionee acknowledges that the Plan may be amended, prospectively or retroactively in order to comply with the requirements of the Internal Revenue Code governing deferred compensation, and optionee agrees to comply with the terms of the Plan as so amended from time to time.

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